Exhibit 99.1

GEN Restaurant Group Reports Third Quarter 2026 Financial Results

Binding Letter of Intent with Chubby Group Advances Transformation into a Pure-Play Korean CPG Company; Retail Footprint Expands to More Than 2,000 Doors, with Additional Placements Set to Reach Shelves in Q2, 2027

CERRITOS, Calif. – November 10, 2026 – GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), a leader in at-home Korean BBQ, today reported its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 & Subsequent Operational Highlights:

•
Signed a binding letter of intent with Chubby Group, Inc. (“Chubby”) for the sale of operations at 47 U.S. GEN Korean BBQ restaurants in a transaction valued at up to $100 million. The parties are negotiating definitive agreements.
•
GEN will remain publicly traded and retain full ownership of the GEN brand, its CPG business and its restaurant in Cerritos, California, which will support training, staffing, and CPG research and development.
•
The transaction is expected to substantially reduce GEN’s operating lease liabilities and add a secured note as an asset, and GEN expects to eliminate its outstanding debt as it receives payments from Chubby. Thereafter, the Company expects to have flexibility in how it allocates capital, including the potential return of capital to shareholders in the form of a buyback or dividend. Restaurants will transition in four phases over 12 months.
•
Began reducing corporate overhead to align with a much leaner CPG business, with general and administrative expenses already down 15% year over year, prior to a meaningful reduction in the corporate workforce expected as restaurants transfer to Chubby. Under the letter of intent, Chubby would continue the employment of the team members at each restaurant it acquires.
•
Generated CPG revenue of $4.7 million in the third quarter of 2026, compared to no CPG revenue in the prior-year period. Third quarter results do not yet reflect a significant number of newly secured placements scheduled to reach shelves beginning in the second quarter 2027.
•
The Company continues to expect to reach a CPG revenue run rate of $40 million per year and positive consolidated net income on a run-rate basis by the end of 2027, based on doors secured to date and stores currently in its pipeline, and assuming completion of the Chubby transaction and the planned restructuring of its corporate overhead. The Company is focused on profitable revenue, not revenue alone.

•
Expanded retail distribution to more than 2,000 doors nationwide, adding all 14 Bristol Farms stores, 55 Vallarta Supermarkets locations and Olé City Market, and entered university dining and live-entertainment venues for the first time with UCLA Dining and SoFi Stadium.

Management Commentary

David Kim, Chairman and CEO of GEN, said: “In many ways, the third quarter marked the beginning of a new GEN. With our binding letter of intent with Chubby Group signed and definitive agreements under negotiation, we are moving to monetize the restaurant operations we spent fifteen years building, while our shareholders retain full ownership of the GEN brand and our rapidly growing CPG business. Under the agreed terms, the restaurants would transition to Chubby in four phases over twelve months, GEN would keep the operating profits until each takeover, and Chubby would fund every conversion and buildout with its own capital. Chubby’s payments to us would be guaranteed by its parent and secured by the restaurants themselves. As we have said from the start, we look forward to closing with Chubby. At the same time, as CEO, I always have backup plans — Korean brands are in demand in today’s market, and we are comfortable that GEN has meaningful optionality.

“The transaction also transforms our balance sheet. We expect it to substantially reduce our operating lease liabilities, allow us to eliminate our outstanding debt and add a guaranteed, secured receivable as an asset. We began reducing corporate costs in the third quarter. As the transition progresses, we will restructure our overhead and infrastructure around a much leaner CPG business, including a substantial reduction in our corporate workforce, and our senior management team will put its full time and capacity behind building it. The goal is a lean, debt-free GEN whose CPG growth translates into net income for my fellow shareholders.

“That is where our growth is — and we are seeking not just revenue, but profitable revenue. GEN products are now in more than 2,000 doors nationwide — from Costco and Albertsons banners to new placements at Bristol Farms, Vallarta Supermarkets and Olé City Market, along with our first university dining and live-entertainment venue accounts at UCLA and SoFi Stadium. We have also locked in a significant number of new placements that are not on shelves yet — they begin reaching stores in the second quarter of 2027, so our third quarter CPG revenue does not yet reflect them. Most CPG brands spend years buying awareness. Millions of guests have already cooked at a GEN grill, so when they see our package in the freezer case, we are being recognized - not introduced.

“Between the proceeds of the Chubby note and what we expect to be a very profitable CPG business, we believe GEN will have choices, including returning capital to shareholders — whether through a dividend or, if we feel our share price does not reflect the value of this business, share repurchases. No decisions have been made, and retiring our debt comes first, but these are decisions we are taking very seriously as we evaluate how to best drive shareholder value creation.

“To conclude, with a binding letter of intent in hand, a far stronger balance sheet ahead of us and a CPG business adding distribution every month and building toward profitable scale, we believe the most valuable chapter of GEN’s story is the one we are writing now,” concluded Kim.

Third Quarter 2026 Financial Results

Revenue for the third quarter of 2026 totaled $48.7 million, as compared to $50.4 million in the same year-ago quarter, a decrease of 3.3%. Restaurant revenue was $44.0 million, a decrease of 12.7%, reflecting a 9.2% decline in comparable restaurant sales and fewer restaurants in the base No restaurants have yet transferred to Chubby Group, so third quarter results reflect the Company’s full restaurant portfolio.

Loss from operations was $6.0 million, or 12.4% of revenue, in the third quarter of 2026, as compared to $3.7 million, or 7.4% of revenue, in the same year-ago quarter.

General and administrative expenses totaled $5.5 million, or 11.2% of revenue, as compared to $6.5 million, or 12.8% of revenue, in the same year-ago quarter. The 15.3% decrease reflects reductions in corporate costs and lower stock-based compensation, which more than offset continued investment in the Company’s CPG go-to-market efforts.

Net loss for the third quarter of 2026 was $5.5 million, or $0.16 per basic and diluted share of Class A common stock, as compared to a net loss of $3.6 million, or $0.11 per basic and diluted share of Class A common stock, in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, reflected a $0.6 million loss for the third quarter of 2026, as compared to a $0.2 million loss in the same year-ago quarter.

Turning to the balance sheet. Cash and cash equivalents as of September 30, 2026 totaled $2.9 million, as compared to $2.8 million as of December 31, 2025. Total debt outstanding was $26.8 million, as compared to $14.6 million as of December 31, 2025.

Conference Call

GEN will host an investor conference call at 5:00 p.m. Eastern time today, Tuesday, November 10, 2026 to discuss the Company’s third quarter 2026 financial results, provide an update on its transformation into a Korean CPG company, and conclude with Q&A from telephone participants. Chairman and CEO David Kim and CFO Luke Hewko will host the call. To participate, please use the following information:

Q3 2026 Earnings Conference Call

Date: Tuesday, November 10, 2026

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

U.S. Dial-in: 1-800-717-1738

International Dial-in: 1-646-307-1865

Webcast: GENK Q3 2026 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Tuesday, November 24, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay ID 1168975. A webcast replay will also be available using the webcast link above.

About GEN Restaurant Group, Inc.

GEN (Nasdaq: GENK) is a consumer-packaged goods company bringing authentic Korean BBQ and other Korean foods into home kitchens nationwide. Founded in 2011 by two Korean immigrants in Los Angeles, GEN built one of the leading Korean BBQ brands in the United States and now packages its signature recipes for at-home dining, led by ready-to-cook marinated meats. GEN products are sold nationwide through the likes of Albertsons, Costco, and other leading warehouse club and grocery retailers. The global rise of Korean culture – from K-pop and K-dramas to film and social media – has fueled robust growth in demand for Korean food, and GEN is positioned to bring that demand into homes across America. For more information, visit investor.genkoreanbbq.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measures – adjusted EBITDA and restaurant-level adjusted EBITDA – which are not measures of financial performance under GAAP and should not be considered as alternatives to net (loss) income or (loss) income from operations as measures of financial performance. Adjusted EBITDA represents net (loss) income excluding interest, income taxes, depreciation and amortization, stock-based compensation and certain other non-cash and non-recurring items; restaurant-level adjusted EBITDA represents (loss) income from operations before depreciation and amortization, pre-opening costs, general and administrative expenses and certain other items. The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding trends in its business. However, these measures have significant limitations in that they do not reflect all the costs and other items associated with the operation of the Company’s business as determined in accordance with GAAP, and they may be calculated differently than similar measures used by other companies. For a reconciliation of each measure to its most directly comparable GAAP measure, please see the reconciliation tables shown in this press release below. Prior-year adjusted EBITDA and restaurant-level adjusted EBITDA have been recast to exclude a $0.5 million gain on lease termination recorded in the third quarter of 2025, consistent with the Company’s current definitions of these measures. As previously reported, adjusted EBITDA and restaurant-level adjusted EBITDA for the third quarter of 2025 were $0.2 million and $7.6 million, respectively.

NET LOSS TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$ (5,472)	$ (3,628)	$ (17,303)	$ (7,289)
Interest expense (income), net	481	121	1,021	(7)
Benefit for income taxes	(623)	(271)	(1,087)	(540)
Depreciation and amortization	2,419	2,318	7,208	6,602
Stock-based compensation	328	734	1,796	2,202
Employee retention credits	—	—	—	(313)
Loss on lease termination and impairment of long-lived assets	937	(471)	1,548	(471)
Gain on deconsolidation of restaurants	—	—	(53)	—
Non-cash lease expense	122	195	321	413
Non-cash lease expense included in pre-opening costs	923	718	2,457	1,922
Litigation settlements	243	39	243	339
Adjusted EBITDA (Non-GAAP)	$ (642)	$ (245)	$ (3,849)	$ 2,858

LOSS FROM OPERATIONS TO RESTAURANT-LEVEL ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Loss from operations	$ (6,046)	$ (3,739)	$ (18,406)	$ (7,796)
Depreciation and amortization	2,419	2,318	7,208	6,602
Pre-opening costs	1,274	2,315	4,383	7,015
Loss on lease termination and impairment of long-lived assets	937	(471)	1,548	(471)
Gain on deconsolidation of restaurants	—	—	(53)	—
General and administrative	5,475	6,466	19,485	19,239
Non-cash lease expense	122	195	321	413
Restaurant-Level Adjusted EBITDA (Non-GAAP)	$ 4,181	$ 7,084	$ 14,486	$ 25,002

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect,” “will,” “may,” “could,” “potential,” and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including statements regarding the binding letter of intent with Chubby Group and the transactions contemplated thereby, including the negotiation and execution of definitive agreements, the satisfaction of closing conditions, the timing of the phased takeover of the Company’s restaurant locations, the amount and timing of payments to be received by the Company, the potential exercise and value of the Company’s option to convert any portion of the outstanding balance into equity of Chubby Group, and the anticipated effects of the transaction on the Company’s balance sheet, liquidity, lease liabilities, indebtedness and cost structure; and statements regarding the Company’s strategy, future operations and growth prospects, including expectations relating to its CPG business, the timing of new retail placements, its forward revenue run rate estimate, its estimated consolidated net income run rate, its anticipated profitability, and its potential uses of capital, including any return of capital to shareholders through dividends or share repurchases.

Forward-looking statements are based on current information available at the time they are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements, including the risk that the parties do not enter into definitive agreements, or that either party terminates the letter of intent; that required landlord consents, license transfers, lender arrangements, or regulatory or stockholder approvals are not obtained; that allocations for certain locations are removed from the total consideration; that the transaction is not consummated on the terms contemplated, on the anticipated timeline, or at all; that Chubby Group does not make payments when due, or that the guarantee and collateral supporting those payments prove insufficient; that the performance of the acquired restaurants, on which the sweep payments depend, differs from historical results; that the anticipated benefits of the transaction are not realized; that the Company does not reduce its corporate overhead as planned; risks relating to the growth and profitability of the

Company’s CPG business, including the risk that the Company does not achieve its anticipated revenue run rate, consolidated net income run rate or net margin on the anticipated timeline or at all; and the risk that the Company does not pay any dividend, repurchase any shares or otherwise return capital to shareholders. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov, for additional information regarding these risks and uncertainties.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

GENK@mzgroup.us

www.mzgroup.us

GEN Restaurant Group, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$ 48,743	$ 50,418	$ 158,368	$ 162,795
Restaurant operating expenses:
Food cost	19,026	17,538	61,304	55,422
Payroll and benefits	13,997	14,390	46,888	49,140
Occupancy expenses	5,076	5,427	16,188	15,639
Operating expenses	6,585	6,174	19,823	18,005
Depreciation and amortization	2,366	2,277	7,055	6,491
Pre-opening costs	1,274	2,315	4,383	7,015
Total restaurant operating expenses	48,324	48,121	155,641	151,712
General and administrative	5,475	6,466	19,485	19,239
Loss on lease termination and impairment of long-lived assets	937	(471)	1,548	(471)
Gain on deconsolidation of restaurants	—	—	(53)	—
Depreciation and amortization – corporate	53	41	153	111
Total costs and expenses	54,789	54,157	176,774	170,591
Loss from operations	(6,046)	(3,739)	(18,406)	(7,796)
Employee retention credits	—	—	—	313
Other gain (loss)	(136)	(39)	480	(339)
Gain (loss) on foreign currency	568	—	557	(14)
Interest (expense) income, net	(481)	(121)	(1,021)	7
Net loss before income taxes	(6,095)	(3,899)	(18,390)	(7,829)
Benefit for income taxes	(623)	(271)	(1,087)	(540)
Net loss	(5,472)	(3,628)	(17,303)	(7,289)
Less: Net loss attributable to non-controlling interest	(4,443)	(3,062)	(14,353)	(6,162)
Net loss attributable to GEN Restaurant Group, Inc.	(1,029)	(566)	(2,950)	(1,127)
Weighted-average shares of Class A common stock outstanding – basic and diluted	6,299	5,245	5,669	5,131
Net loss per share of Class A common stock – basic and diluted	$ (0.16)	$ (0.11)	$ (0.52)	$ (0.22)

GEN Restaurant Group, Inc.

Condensed Consolidated Balance Sheets (Selected Data)

(Unaudited)

(in thousands)

	As of
	September 30, 2026	December 31, 2025
Cash and cash equivalents	$ 2,910	$ 2,824
Total current assets	15,146	22,746
Property and equipment, net	61,915	65,747
Operating lease assets, net	140,792	146,473
Total assets	$ 247,228	$ 259,856
Line of credit	15,250	1,000
Notes payable, current	4,361	2,812
Operating lease liabilities, current	6,538	6,707
Gift card liabilities	5,440	14,669
Total current liabilities	61,119	54,074
Notes payable, net of current portion	7,221	10,795
Operating lease liabilities, net of current portion	160,495	165,879
Lease liabilities held for sale	3,692	—
Total liabilities	233,622	231,850
Mezzanine equity	1,500	1,500
Total permanent equity	12,106	26,506
Total liabilities, mezzanine equity and permanent equity	$ 247,228	$ 259,856